Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Comcast Corporation:

As independent public accountants, we hereby consent to the incorporation of our report dated February 17, 1995 on Comcast International Holdings, Inc. and Subsidiaries incorporated by reference in Comcast Corporation's Form 10-K for the year ended December 31, 1995, into Comcast Corporation's previously filed Registration Statements File No. 33-41440; File No. 33-63223; File No. 33-54365; File No. 33-25105; File No. 33-56903; File No. 33-40386; File No. 33-46988; File
No. 33-57410; and File No. 33-50785. It should be noted that we have not audited any financial statements of Comcast International Holdings, Inc. and Subsidiaries subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.



                                             /s/ Arthur Andersen LLP


Philadelphia, Pa.,
   March 1, 1996

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Comcast Corporation:

As independent public accountants, we hereby consent to the incorporation of our report dated October 17, 1995 on Garden State Cablevision L.P. included in Comcast Corporation's Form 10-K for the year ended December 31, 1995, into Comcast Corporation's previously filed Registration Statements File No. 33-41440; File No. 33-63223; File No. 33-54365; File No. 33-25105; File No.
33-56903; File No. 33-40386; File No. 33-46988; File No. 33-57410; and File No.
33-50785.




                                             /s/ Arthur Andersen LLP


Philadelphia, Pa.
   March 1, 1996